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                             ECONODRAFT CORPORATION

                              ARTICLES OF AMENDMENT

            The following Articles of Amendment to Articles of Incorporation are herewith submitted for filing.

                                   ARTICLE 1.

            The name of record of the corporation is:  ECONODRAFT CORPORATION.

                                   ARTICLE 2.

            The amendment to the Articles of Incorporation as adopted is as follows:

            Article 1 is changed to read as follows: The name of the corporation is ULTREXX CORPORATION.

                                   ARTICLE 3.

            The date of adoption of the amendment was July 29, 1995.

                                   ARTICLE 4.

            The amendment was adopted by the shareholders. The number of shares outstanding at the time of such adoption was 8,890,635; and the number of shares entitled to vote thereon was 8,890,635.

                                   ARTICLE 5.

            The designation and number of outstanding shares of each class entitled to vote as a class is as follows:

                  CLASS                                        NUMBER OF SHARES
                  -----                                        ---------------
              Common Stock                                         8,890,635

                                   ARTICLE 6.

            The number of shares that voted for the amendment was 8,233,100; and the number of shares that voted against the amendment was "none."

                                   ARTICLE 7.

            The manner in which any exchange, reclassification, or cancellation of issued shares shall be effected, is as follows: No change.



ARTICLES OF AMENDMENT
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            We certify that we are officers of the above named corporation and are authorized to execute these articles on behalf of the corporation.



Dated:       7/29/1995                     /s/ CLIFFORD M. JOHNSTON
      --------------------------           ---------------------------------
                                           President


                                           /s/JERRY M. CORNWELL
                                           ---------------------------------
                                           Secretary/Treasurer































ARTICLES OF AMENDMENT
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